Articles of Association of the Company PROCRISA SERVICIOS, S.L.

PART I: NAME, PERIOD, DOMICILE AND OBJECTS

Article 1. NAME

     A limited  liability  company is set up under the name PROCRISA  SERVICIOS,
S.L.,  which shall be governed by these  Articles and, with regard to everything not  provided  for herein,  by the  provisions  of the law on limited  liability companies,  by the  rules  of  the  Commercial  Register  and  other  provisions applicable.

Article 2. COMPANY PERIOD

     The Company  shall be set up for an  indefinite  period.  The Company shall commence trading on the date of execution of the incorporation papers.

Article 3. COMPANY DOMICILE

     The Company shall be domiciled at calle Santa Susana, 3, 1(0),  Oviedo. The
Company may set up branches,  agencies or representative  offices, both in Spain and abroad,  on the  consent of the  governing  body,  which shall also give its consent to the  transfer  of the  Company  domicile  within  the same  municipal district and transfer of the branches, agencies or representative offices.

Article 4. COMPANY OBJECTS

     The Company objects shall comprise the following:

1.- The prospecting, promotion, management, exploitation, operation, maintenance and  representation  of all kinds of business relating to plant dedicated to the generation of electricity and the marketing of electricity.

2.- The  activities  included  in the Company  objects  that  legally  require a professional  qualification,  administrative  authorization  or entry in  public registers may only be conducted by persons holding such authorization and, where appropriate,  may not commence prior to obtaining the relevant  authorization or entry.

3.- The  activities  comprising  the  Company  objects may be  conducted  by the
Company  totally  or  partially,  directly  or  indirectly,  in any of the forms permitted by law and, in particular, by holding shares or interests in companies with identical or similar objects.

PART II: SHARE CAPITAL AND HOLDINGS

Article 5. SHARE CAPITAL

     The share capital amounts to FOUR THOUSAND EUROS,  and is divided into FOUR
THOUSAND equal HOLDINGS,  that may be accumulated and are indivisible,  numbered from ONE to FOUR THOUSAND inclusive,  with a nominal value of ONE EURO each. The holdings forming the share capital are fully subscribed and paid up.

Article 6. PREFERENTIAL RIGHT

     In the event of increases in share capital with the creation of new Company holdings,  each  partner  shall be  entitled  to  acquire a number  of  holdings proportional  to the nominal  value of those he holds.  The  preferential  right shall be  exercised  within the period fixed on agreeing to such  increase,  but shall not be less  than one month  following  publication  of the  notice of the offer to subscribe for new holdings in the Official  Bulletin of the  Commercial
Registry.  The governing body may  substitute  the  publication of the notice by written  notification  sent to each partner,  the period for subscribing for the new holdings being calculated following dispatch of the notification.

PART III: COMPANY HOLDINGS

Article 7. RULES ON COMPANY HOLDINGS

1. The voluntary  transfer of Company  holdings  between living persons shall be subject to the rules laid down below:

     Holdings may be transferred  freely between living partners,  and in favour of  companies  belonging  to the  same  group  as the  transferring  party, provided  such  transfer is notified to the rest of the  partners  within a period of 14 days thereof.

     Partners shall hold a preferential right to purchase the remaining holdings transferred  voluntarily  between living persons.  If several  partners are interested in acquiring the holdings,  they shall be distributed among them pro rata to their holdings in the share capital.

     The partner  wishing to transfer one or more Company  holdings shall notify the rest of the  partners  of the  written  offer  made by the third  party interested in acquiring the holdings by notarial instrument, indicating the number of holdings he wishes to transfer,  the  identity of the  purchaser, the price and other  conditions  of the transfer as a minimum  requirement.
     Within 30 days  following  receipt of such notice,  the partners  receiving such notification shall notify the partner proposing the transfer that they will or will not  exercise  their  preferential  rights to purchase all the holdings  offered,  the price being that  offered by the  interested  third party. If any of the partners fails to exercise his right,  the rest of the partners  shall  acquire  the  holdings  pro  rata.  After 30  days,  if no notification  has  been  given by the rest of the  partners  receiving  the notification  of the  intention to  transfer,  the partner may transfer the holdings under the conditions notified,  i.e. not at a lower price or under more favourable conditions; having to notify the new conditions of transfer offered  immediately,  where appropriate,  as provided for herein. He shall forfeit the right to make the transfer  announced and shall  recommence the procedure  laid down in this  Article  to  implement  it if 60 days  elapse following the new  notification  and no transfer is made to the partners or to the  interested  third  party.  In such event,  the  partner  wishing to transfer  his Company  holding  shall not notify any further  intention  to transfer  until six months  have  elapsed  following  the end of the 60-day period mentioned above.

2. The compulsory  transfer of Company holdings shall be governed by the general rules of the law on limited liability companies.

     The Company shall hold a preferential  purchase right to the Company shares that are the object of auction  or any other form of  compulsory  transfer.
     The content of this preferential purchase right shall be that determined by the law on limited liability  companies and it may only be exercised by the
     Company if the partners fail to exercise the rights they hold by law.

3. The rules on the  transfer  of Company  holdings on account of death shall be those laid down by law.

     The surviving  partners  shall hold a  preferential  purchase  right to the holdings of the  deceased  partner,  assessed at their  actual value on the date of the death of the partner.  The  provisions  of the law shall govern the  establishment of the value,  conditions of exercising the preferential purchase right and form of payment.

     Transfers  made in breach of the provisions of this Article shall not apply to the Company.

Article8. NOTIFICATIONS AND SHAREHOLDERS' REGISTER

     The Company shall keep a Shareholders'  Register, in which shall be entered the  personal  circumstances,  Company  holdings  of each  one  and any  changes arising. Any partner may consult this Shareholders' Register, which shall remain under the care and  responsibility  of the  governing  body.  Partners  shall be entitled to obtain a certificate of their holdings in the Company entered in the
Shareholders' Register.

PART IV: COMPANY RULES AND ADMINISTRATION

Article 9. COMPANY BODIES

     The Company  bodies  shall  comprise the General  Meeting of  Shareholders, being the  supreme  decision-making  body in which the Company  wishes  shall be declared by a majority  decision on matters falling within its  competence,  and the governing body which shall be responsible for the management, administration and representation of the Company with the powers conferred on it by the law and by these Articles.

SECTION ONE: GENERAL MEETING

Article 10.

     The  General  Meeting  is the  sovereign  Company  body and  binds  all the
partners  with  its  resolutions   validly  adopted,   including  those  absent,
abstaining from voting and dissenting.

 Article 11. NOTICE

     The General  Meeting  shall be called by the  governing  body,  allowing at least 15 days between the notice of the General  Meeting and the date  specified for holding it. Notice shall be given in writing,  in  duplicate,  to be sent to all the  partners  entered  in the  Shareholders'  Register  and to the  address indicated  therein,  a copy of which  shall be  returned  signed by the  partner called.  If the  partner  refuses to sign the copy,  he shall be sent  notice by notarial  instrument,  to the aforesaid  address.  The notice shall indicate the name of the Company, the place, date and time of the meeting, the agenda and the person or persons issuing the notice.

Article 12. The governing body shall call the General  Meeting when it considers it advisable and when requested by a number of partners representing at least 5%
of the share capital.  In such event,  the General  Meeting shall be held within one  month  following  the  date on  which  a  notarial  request  is made to the governing  body to call the  meeting.  If notice is not given in the manner laid down in the  foregoing  paragraph,  the  partners  may apply to the Judge of the
Court of First Instance of the Company's  domicile to give notice and to appoint the Secretary of the Meeting to be held.

Article 13. The General Meeting shall meet at least once in the first six months of each financial year to approve the Company management and, where appropriate, approve the  accounts for the previous  year and decide on the  distribution  of profits. The General Meeting may deliberate and agree on any point submitted for its consideration,  provided that, taking into account the matter to be decided, it is properly set up and the matter falls  within its  competence  laid down by law.

Article 14. PASSING RESOLUTIONS

     Save as  otherwise  provided for by law or by these  Articles,  the Company resolutions shall be adopted by a majority of votes validly cast,  provided they represent at least one-third of the votes  corresponding to the Company holdings into which the share capital is divided. Blank votes shall not be counted.

     As an  exception  to the  provisions  of the  foregoing  paragraph:  a) The increase or  reduction  in capital,  dissolution  by  resolution  of the General
Meeting and any other  amendment to the Articles of Association  not requiring a qualified  majority and the option for any of the forms of  administration  laid down in the Articles  shall  require the  favourable  vote of more than half the votes  corresponding to the holdings into which the share capital is divided; b)
The Company  transformation,  merger or hive-off,  the abolition of preferential rights to increases in capital,  the exclusion of partners and the authorization for directors to dedicate themselves on their own behalf or on someone else's to the same,  similar or complementary kind of activities as those constituting the
Company objects shall require the favourable vote of at least  two-thirds of the votes corresponding to the holdings into which the share capital is divided.

     All without  prejudice to those cases in which the law requires the consent of all the partners.

Article 15. ATTENDANCE AT GENERAL MEETINGS

     All the  partners  shall  be  entitled  to  attend  General  Meetings.  The governing body shall attend the General  Meetings.  Directors,  managers,  legal representatives  and other  persons  who, in the opinion of the  Chairman of the
Meeting, should be present at the meeting as they have an interest in the proper development of Company matters,  may attend. The Chairman of the Meeting may, in principle,  authorize the attendance of any other person he considers advisable.
The General Meeting may revoke this latter authorization.

Article 16. UNIVERSAL MEETING

     The  General  Meeting  shall be  validly  set up to deal  with any  matter, without the need for prior notice,  provided the entire share capital is present or represented  and those  attending  unanimously  agree to hold the meeting and agree the agenda thereof. The Universal Meeting may be held anywhere in national territory.

Article 17. HOLDING MEETINGS

     General  Meetings  shall be held in the  place  where the  Company  has its
Company domicile,  representative office or branch.  Universal meetings shall be held in the place where the partners representing the entire share capital meet.

     The Chairman  shall be one of the members of the governing  body  expressly elected for that purpose by the partners present, unless the Company's governing body is a board of directors, in which case the Chairman of the Board or, in his absence,  the Vice Chairman shall be the Chairman of the Meeting.  Failing that, the  person  elected in each case by the  majority  of  partners  present at the meeting shall chair the General Meeting.

     The Secretary  shall be one of the members of the governing  body expressly elected for that purpose by the partners present, unless the Company's governing body is a board of  directors,  in which case the  Secretary of the Board or, in his absence,  the Vice Secretary shall be the Secretary of the Meeting.  Failing that, the person electing in each case by the majority of  shareholders  present at the meeting shall act as Secretary.

     The  Chairman of the Meeting  shall  direct  deliberations,  agree to allow persons to speak and determine the period of subsequent participation.

Article 18. MINUTES AND CERTIFICATES OF GENERAL MEETINGS

     A minute  of each  General  Meeting  shall be drawn up in the book kept for that purpose, together with the resolutions passed, which shall be signed by the
Chairman and by the Secretary. The minute may be approved by the General Meeting itself or,  failing  that,  within a period of 15 days by the  Chairman  and two auditors, one representing the majority and the other the minority.  Resolutions of the General  Meetings may be evidenced,  where  necessary,  by  certification according to the current legislation.

     Resolutions of both the General Meeting and the governing body may be drawn up in a public  instrument  by  persons  authorized  to  certify  them or by any director without the need for express delegation.

SECTION TWO: GOVERNING AND REPRESENTATIVE BODY

Article 19. GOVERNING BODY AND ITS COMPOSITION

     The  Company  administration  may be assigned  to a Sole  Director,  to two
Directors acting jointly or severally,  or to a Board of Directors,  the General
Meeting  having the power to opt for any of such  formulas  without  the need to amend the Articles.
          If the Meeting opts for a Board of Directors,  this shall be formed of a minimum  of three and a maximum  of seven  members.  The  appointment  of persons to occupy such posts, who need not be  shareholders,  shall be made by the General Meeting. The appointment of directors shall take effect from the time of their acceptance.
          The  Board  shall be  called  by the  Chairman  when he  considers  it advisable  or on the request of at least two members,  requesting  that the meeting  be called by  letter  or fax sent at least  five days  beforehand, indicating  the  items to be dealt  with.  There  shall be at least 15 days between the notice of the Board meeting and the date of the meeting itself.
     The notice of the meeting shall contain the agenda, specifying the items to be dealt with, and attaching a copy, where appropriate, of the documents to be presented or submitted for the approval of the Board.
          The Board shall be validly set up when the majority of its members are present or represented by another member. Representation shall be conferred by letter sent to the Chairman.  Resolutions shall be passed by an absolute majority of those present at the meeting.
          The  permanent  delegation  of some or all of its  powers  that can be legally  delegated  to an executive  committee  or to one or more  managing directors  and the  appointment  of  directors  to occupy  such posts shall require a favourable  vote of  two-thirds of the members of the Board to be valid and shall  not take  effect  until it is  entered  in the  Commercial
     Register.
          Voting  in  writing  without  a  meeting  shall be valid if no  member objects  thereto.  The  discussions  and  resolutions of the Board shall be drawn up in a minute  book,  which  shall be  signed  by the  Chairman  and
     Secretary.
          The Board shall elect a Chairman from its members,  a Secretary and up to two Vice  Secretaries.  The Secretary and Vice  Secretaries  need not be members, in which case they shall have the right to speak but not vote.
          The governing body, whatever form it adopts,  shall be responsible for directing,  managing and  representing  the Company within the scope of the
     Company  objects,  being able to  deliberate,  resolve  and operate in full freedom in all matters not  reserved  for the General  Meeting by law or by the Articles,  without prejudice to the powers that may be conferred on any person by the Board itself.

Article 20. PERIOD OF OFFICE

     Directors  shall hold office for an  indefinite  period.  For a director to cease to hold office,  a number of votes  representing  more than half the share capital shall be required.

     Persons  declared  incompatible  by Law No.  12/1995  of 11 May 1995 or any other legal provision shall not hold office.

Article 21. DIRECTORS' REMUNERATION

     Directors shall not receive remuneration.

PART IV: BALANCE SHEET AND DISTRIBUTION OF PROFITS

Article 22. The financial  year shall  commence on 1 January and shall end on 31
December each calendar  year. As an exception,  the first year shall commence on the date of formation of the Company by notarial instrument.

Article 23. Under the terms laid down by the law on limited liability  companies and other commercial  legislation  applicable,  the governing body shall draw up the annual  accounts,  the management  report and the proposed  distribution  of profits and, where appropriate,  the consolidated accounts and management report to be presented to the General Meeting, once they have been audited and reported by the auditors, where appropriate.

Article 24. Any  partner  shall be  entitled  to examine  the  Company's  annual accounts with all their information  within 15 days prior to the General Meeting deciding  on the  annual  accounts,  using  the time he  considers  appropriate, himself or through an expert.

Article 25. The Company's net profits shall be distributed as follows, according to the approved balance sheet:

a)   The  necessary  amount  to cover  the  matters  laid  down by law or by the
     Articles.
b)   And,  with  regard to the  remaining  profits,  as decided  by the  General
     Meeting.

PART VI: DISSOLUTION AND LIQUIDATION

Article 26. DISSOLUTION

     The Company  shall be  dissolved  for the  reasons  laid down by the law on limited liability companies.  The General Meeting holding the legal requirements to do so may agree to dissolve and liquidate the Company at any time.

Article 27. LIQUIDATORS

     The General Meeting agreeing to dissolve the Company shall also appoint the liquidators,  who may be the former members of the governing  body.  There shall always be an odd number of  liquidators.  If the Meeting  decides to appoint the former  directors as liquidators  and there is an even number of directors,  the
General  Meeting  shall  also  decide on the  director  not to be  appointed  as liquidator.

Article 28. LIQUIDATION RULES

     On  liquidation  of the  Company,  the  rules  laid  down  by law  and  any supplementing  them, but not  contradicting  them, agreed by the General Meeting passing the resolution to dissolve the Company, shall be observed.

Article 29. ARBITRATION

     Any  doubt,   query  or  difference  arising  over  the  interpretation  or application  of the Articles,  among the partners as such or with the Company or with its  Company  bodies,  except  in those  cases in which the law lays down a different  compulsory  procedure,  shall be resolved in the place of the Company domicile, by arbitrators appointed in the manner laid down by the current law on private arbitration,  all the partners, the Company and its Company bodies being required to comply with the arbitration decision.